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                                                         Exhibit 22 to Form 10-K
                                                     Wesco Financial Corporation
                                                For Year Ended December 31, 1995


                          WESCO FINANCIAL CORPORATION

                                  SUBSIDIARIES



                                                                Percentage
                                                                 Owned by              State of
Name of Subsidiary                                              Registrant            Incorporation
------------------                                              ----------            -------------

Wesco Holdings Midwest, Inc.                                        100%                Nebraska
   Precision Steel Warehouse, Inc.                                  100%                Illinois
       Precision Steel Warehouse, Inc.,
           Charlotte Service Center                                 100%                Delaware
       Precision Brand Products                                     100%                Delaware
   Wesco-Financial Insurance Company                                100%                Nebraska

MS Property Company                                                 100%                California
   Montecito Sea Meadow Homeowners'
     Association, Inc.                                               50%                California
   Montecito Sea Meadow Mutual
       Water Company, Inc.                                           50%                California